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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 14, 2005 on the financial statements of The Berkshire Funds as of December 31, 2004 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 12 to The Berkshire Funds' (File Nos. 811-08043 and 333-21089) Registration Statement on Form N-1A.


/s/ Cohen McCurdy, Ltd.
------------------------
Cohen McCurdy, Ltd.
Westlake, Ohio
February 28, 2005



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